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                         INDEPENDENT AUDITOR'S CONSENT





We consent to the incorporation by reference in the Form 8-K/A
(Amendment No. 1) of Harken Energy Corporation of our report dated February 10, 1995, accompanying the consolidated financial statements of Search Exploration, Inc. incorporated by reference in such filing.


/s/ HEIN + ASSOCIATES LLP
    HEIN + ASSOCIATES LLP



August 2, 1995
Dallas, Texas